                                                                      EXHIBIT 11

DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
12/31/97


BASIC EARNINGS PER SHARE:                                                 YEAR ENDED DECEMBER 31, 1997
                                                          Common        Exercise       Assumed                       Assumed
                                                          Shares          Price        Proceeds       IPO Price    Treas. Stk.
                                                          ------          -----        --------       ---------    -----------
Common Stock
Assumed issued and outstanding - beginning of period
Rescission reduced on 8/1/97 by 6,000 shares
Rescission reduced on 8/4/97 by 6,000 shares
Rescission reduced on 9/5/97 by 15,000 shares
Rescission reduced on 12/16/97 by 6,000 shares


Stock sold during the year:

PK
Lasmanis
IPO
Junior Notes

gofishnet stock:



Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period
Detachable Warrants                                        22,260         4.00         89,040             5.00       17,808




End of period                                            12/31/97


BASIC EARNINGS PER SHARE:                                                            YEAR ENDED DECEMBER 31, 1997
                                                             Net Shares          Shares subject        Total           Grant/Purch.
                                                                Added             to Recission        Shares               Date
                                                                -----             ------------        ------               ----
Common Stock
Assumed issued and outstanding - beginning of period            1,160,376          607,434             552,942          01/01/97
Rescission reduced on 8/1/97 by 6,000 shares                    1,160,376          601,434             558,942          08/01/97
Rescission reduced on 8/4/97 by 6,000 shares                    1,160,376          595,434             564,942          08/04/97
Rescission reduced on 9/5/97 by 15,000 shares                   1,160,376          580,434             579,942          09/05/97
Rescission reduced on 12/16/97 by 6,000 shares                  1,160,376          574,434             585,942          12/16/97


Stock sold during the year:

PK                                                                 40,000                0              40,000          04/21/97
Lasmanis                                                            2,212                0               2,212          04/23/97
IPO                                                             2,000,000                0           2,000,000          10/03/97
Junior Notes                                                      340,000                0             340,000          10/06/97

gofishnet stock:

                                                                  122,055                0             122,055          01/01/97
                                                                  130,292                0             130,292          12/01/97
Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period               50,962                0              50,962          01/01/97
Detachable Warrants                                                 4,452                0               4,452          07/10/97



End of period






BASIC EARNINGS PER SHARE:                                                        YEAR ENDED DECEMBER 31, 1997

                                                                                   Diluted                 Basic
                                                                 01/01/98        WithGofish             WithGofish
                                                                   Days           Weighted               Weighted
                                                                Outstanding        Shares                 Shares
                                                                -----------        ------                 ------
Common Stock
Assumed issued and outstanding - beginning of period            212            117,223,704            117,223,704
Rescission reduced on 8/1/97 by 6,000 shares                      3              1,676,826              1,676,826
Rescission reduced on 8/4/97 by 6,000 shares                     32             18,078,144             18,078,144
Rescission reduced on 9/5/97 by 15,000 shares                   102             59,154,084             59,154,084
Rescission reduced on 12/16/97 by 6,000 shares                   16              9,375,072              9,375,072
                                                            ------------------------------------------------------
                                                                365            205,507,830            205,507,830
Stock sold during the year:

PK                                                              255             10,200,000             10,200,000
Lasmanis                                                        253                559,636                559,636
IPO                                                              90            180,000,000            180,000,000
Junior Notes                                                     87             29,580,000             29,580,000

gofishnet stock:

                                                                334             40,766,370             40,766,370
                                                                 31              4,039,052              4,039,052
Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period            365             18,601,130
Detachable Warrants                                             175                779,100
                                                                           ---------------------------------------
                                                                               490,033,118            470,652,888
                                                                                       365                    365
                                                                           ---------------------------------------
End of period                  Weighted average share outstanding                1,342,556              1,289,460

                               Net loss                                         -4,271,249             -4,271,249
                                                                           ---------------------------------------

                               Net loss per share                                    -3.18                  -3.31

DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
31-DEC-98

BASIC EARNINGS PERS HARE:                                                  FOR THE YEAR ENDED DECEMBER 31, 1998
                                                             Common          Exercise         Assumed                      Assumed
                                                             Shares            Price          Proceeds     IPO Price     Treas. Stk.
                                                             ------            -----          --------     ---------     -----------
Common Stock
Assumed issued and outstanding - beginning of period
Rescission reduced on 3/20/98 by 553,184 shares
and on 12/31/98 by remaining 21,250 shares




Stock sold during the year:

gofishnet stock:

Grant/Exercise of warrants:

Assumed issued and outstanding - beginning of period

AVI Asset Purchase

Underwriter Warrants Exercised:




Purchase Warrants Exercised:










End of period                                                 12/31/98


BASIC EARNINGS PERS HARE:                                                  FOR THE YEAR ENDED DECEMBER 31, 1998
                                                        Net Shares         Shares subject         Total        Grant/Purch.
                                                           Added            to Recission          Shares          Date
                                                           -----            ------------          ------          ----
Common Stock
Assumed issued and outstanding - beginning of period      3,542,588              574,434        2,968,154        01/01/98
Rescission reduced on 3/20/98 by 553,184 shares           3,542,588               21,250        3,521,338        03/20/98
and on 12/31/98 by remaining 21,250 shares                3,542,588                    0        3,542,588        12/31/98




Stock sold during the year:

gofishnet stock:                                            130,292                    0          130,292        01/01/98

Grant/Exercise of warrants:

Assumed issued and outstanding - beginning of period         55,414                    0           55,414        01/01/98

AVI Asset Purchase                                            5,000                    0            5,000        08/07/98

Underwriter Warrants Exercised:                              29,500                    0           29,500        11/30/98
                                                              9,500                    0            9,500        12/01/98
                                                              4,500                    0            4,500        12/08/98
                                                                500                    0              500        12/24/98

Purchase Warrants Exercised:                                  1,000                    0            1,000        12/01/98
                                                             15,500                    0           15,500        12/02/98
                                                                500                    0              500        12/04/98
                                                             19,625                    0           19,625        12/07/98
                                                             18,300                    0           18,300        12/08/98
                                                                 50                    0               50        12/10/98
                                                             20,000                    0           20,000        12/11/98
                                                                100                    0              100        12/17/98
                                                             10,000                    0           10,000        12/18/98
                                                             27,000                    0           27,000        12/21/98
                                                             85,000                    0           85,000        12/22/98
                                                            102,000                    0          102,000        12/23/98
                                                             14,000                    0           14,000        12/24/98


End of period

                                                          01/01/99          Fully Diluted                  Basic
                                                            Days              Weighted                   Weighted
                                                         Outstanding           Shares                     Shares
                                                         -----------           ------                     ------
Common Stock
Assumed issued and outstanding - beginning of period          78             231,516,012                231,516,012
Rescission reduced on 3/20/98 by 553,184 shares              286           1,007,102,668              1,007,102,668
and on 12/31/98 by remaining 21,250 shares                     1               3,542,588                  3,542,588
                                                          -------------------------------   ------------------------
                                                             365           1,242,161,268              1,242,161,268
                                                          -------------------------------   ------------------------

Stock sold during the year:

gofishnet stock:                                             365              47,556,580                 47,556,580

Grant/Exercise of warrants:

Assumed issued and outstanding - beginning of period         365              20,226,110                          -

AVI Asset Purchase                                           147                 735,000                    735,000

Underwriter Warrants Exercised:                               32                 944,000                    944,000
                                                              31                 294,500                    294,500
                                                              24                 108,000                    108,000
                                                               8                   4,000                      4,000

Purchase Warrants Exercised:                                  31                  31,000                     31,000
                                                              30                 465,000                    465,000
                                                              28                  14,000                     14,000
                                                              25                 490,625                    490,625
                                                              24                 439,200                    439,200
                                                              22                   1,100                      1,100
                                                              21                 420,000                    420,000
                                                              15                   1,500                      1,500
                                                              14                 140,000                    140,000
                                                              11                 297,000                    297,000
                                                              10                 850,000                    850,000
                                                               9                 918,000                    918,000
                                                               8                 112,000                    112,000
                                                                 ------------------------   ------------------------
                                                                           1,316,208,883              1,290,452,848
                                                                                     365                        365
                                                                 ------------------------   ------------------------
End of period        Weighted average share outstanding                        3,606,052                  3,535,487

                     Net loss                                                 (3,459,055)                (3,459,055)
                                                                 ------------------------   ------------------------

                     Net loss per share                                            (0.96)                     (0.98)